Exhibit 5.1

Bracewell & Giuliani LLP

January 23, 2014

Texas Capital Bancshares, Inc.

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under Rule 462(b) of the Securities Act of 1933, as amended (the “Act”), registering $20,000,000 aggregate amount of shares (the “Shares”) of the Common Stock, par value $0.01 per share (“Common Stock”), of the Company.

In connection with rendering this opinion, we have examined originals or copies of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to the date hereof, (iii) certain resolutions of the Board of Directors of the Company and of committees of the Board of Directors of the Company, (iv) the form of specimen certificate representing the Common Stock, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to me as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to me as copies and the truthfulness of all statements of fact contained therein. In making my examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of such parties, other than the Company.

In addition, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (b) a prospectus supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Shares offered thereby; (c) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e)

there will be a sufficient number of unissued Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (f) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when (a) issued in accordance with the Registration Statement and resolutions of the Board of Directors of the Company approving the issuance of and the terms of the offering of the Shares and related matters; and (b) certificates representing the Shares have been duly issued and delivered by the Company in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. The reference and limitation to “General Corporation Law of the State of Delaware” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We are not admitted to the practice of law in the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP